SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Church Road, Suite B, Kind of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(877) 639-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Medical Alarm Concepts Holdings, Inc. (the “Company”) definitive Schedule 14C Information Statement dated December 23, 2013, a majority in interest of the Common Stock holders approved an amendment to its Articles of Incorporation. The amendment is effective upon the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. On January 13, 2014, the Company filed an Amendment to its Articles of Incorporation (the "Amendment") with the Nevada Secretary of State, effecting the increase of its authorized number of shares of Common Stock (the “Authorized Share Increase). A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The amendment is summarized below.

Increase the Number of Shares of Common Stock Authorized for Issuance

This amendment to the Company’s Articles of Incorporation increased the number of the Company’s authorized shares of common stock, par value $0.001 per share, from 1,400,000,000 to 16,000,000,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibits.

3.1	Certificate of Amendment to Medical Alarm Concepts Holdings Inc.’s Certificate of Incorporation filed with the Nevada Secretary of State on January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

By: /s/ Ronnie Adams

Ronnie Adams

Director and CEO

Date: January 16, 2014